Exhibit 99.2

FOR IMMEDIATE RELEASE

First Commonwealth Declares Quarterly Dividend

INDIANA, Pa., July 24, 2012 — The Board of Directors of First Commonwealth Financial Corporation (NYSE: FCF) declared a dividend on July 24, 2012 of $0.05 per share payable on August 17, 2012 to shareholders of record at the close of business August 3, 2012. This dividend represents a 3% projected annual yield utilizing the June 30, 2012 closing market price of $6.73.

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $6.0 billion financial holding company headquartered in Indiana, Pennsylvania. It operates 112 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company. Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.

Contact:

Media:

Susie Barbour

Media Relations Supervisor

724-463-5618

Investor Relations:

Richard J. Stimel

Vice President / Corporate Communications

724-349-7220

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